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EXHIBIT 21. LIST OF SUBSIDIARIES AND PARTNERSHIPS OF THE REGISTRANT.

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SUBSIDIARY                                       STATE OR COUNTRY OF INCORPORATION ORGANIZATION
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
Clayton Homes, Inc.                                                Delaware
CMH Manufacturing, Inc.                                            Tennessee
CMH Homes, Inc.                                                    Tennessee
Vanderbilt Mortgage & Finance, Inc.                                Tennessee
Clayton-Vanderbilt, Inc.                                           Arizona
Vanderbilt Property and Casualty Insurance Co., LTD                British Virgin Islands
CMH Insurance Agency, Inc.                                         Tennessee
CMH Parks, Inc.                                                    Tennessee
CMH Capital, Inc.                                                  Delaware
Vanderbilt SPC, Inc.                                               Delaware
CMH Services, Inc.                                                 Tennessee
CMH of KY, Inc.                                                    Kentucky
HomeFirst Agency, Inc.                                             Delaware
Vanderbilt Life and Casualty Insurance Co., LTD                    British Virgin Islands
Eastern States Life Insurance Co.                                  Turks & Caicos Islands
Midland States Life Insurance Co.                                  Turks & Caicos Islands
Clayton SPC, Inc.                                                  Tennessee
Clayton Commercial Buildings                                       Tennessee
CMH Hodgenville, Inc.                                              Tennessee

PARTNERSHIP

Redwood Partners Limited                                           Colorado
CMH Management, LP                                                 Tennessee

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